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                                                                   Exhibit(a)(3)

                           KEITHLEY INSTRUMENTS, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing common shares, without par value (the "Shares"), of Keithley Instruments, Inc., an Ohio corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated November 11, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

            By Mail:                    By Overnight Delivery:                By Hand Delivery:
   First Chicago Trust Company        First Chicago Trust Company        First Chicago Trust Company
           of New York                        of New York                        of New York
       Tenders & Exchanges                Tenders & Exchanges                Tenders & Exchanges
           Suite 4660                       14 Wall Street                c/o Securities Transfer &
          P.O. Box 2569                  8th Floor, Suite 4680                    Reporting
   Jersey City, NJ 07303-2569             New York, NY 10005                    Services Inc.
                                                                        100 William Street, Galleria
                                                                             New York, NY 10038

                                        Facsimile Transmission:
                                   (201) 222-4720 or (201) 222-4721

                   Confirm Receipt of Facsimile by Telephone:
                                 (201) 222-4707
                          ---------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record as of the close of business on November 10, 1998 and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] was the beneficial or record owner of, as of the close of business on November 10, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on November 10, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

     [ ] The undersigned wants to maximize the chance of having Keithley Instruments, Inc. purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $5.75 or as high as $7.00.

             **CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW**

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                              (SEE INSTRUCTION 5.)

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate notice of guaranteed delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ]   $5.750   [ ]   $ 6.500
[ ]   $5.875   [ ]   $ 6.625
[ ]   $6.000   [ ]   $ 6.750
[ ]   $6.125   [ ]   $ 6.875
[ ]   $6.250   [ ]   $ 7.000
[ ]   $6.375

Signature(s):
---------------------------------------

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Name(s) of
Record Holder(s):
---------------------------------
                                        PLEASE TYPE OR PRINT

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Certificates Nos.
(if available):
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Address:
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                                                                        ZIP CODE

Area Code and
Telephone No.:
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If Shares will be delivered by book-entry transfer, provide the following information:

Account Number:
----------------------------------

Date:
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                               DELIVERY GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

     THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE, INC. TRADING DAYS OF THE DATE HEREOF.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
----------------------------------

Address:
-----------------------------------------
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                                                                        ZIP CODE

Area Code and
Telephone No.:
---------------------------------

              ---------------------------------------------------
                              AUTHORIZED SIGNATURE

Name:
-------------------------------------------
                                     PLEASE PRINT

Title:
--------------------------------------------

Date:
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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
      SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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